Exhibit 99.1

News Release

onsemi Reports Fourth Quarter and Full Year 2024 Results

Returned 54% of 2024 Free Cash Flow through share repurchases

SCOTTSDALE, Ariz. – Feb. 10, 2025 – onsemi (the “Company”) (Nasdaq: ON) today announced its fourth quarter and fiscal year 2024 results with the following highlights:

•	Fourth quarter revenue of $1,722.5 million
•	Fourth quarter GAAP gross margin and non-GAAP gross margin of 45.2% and 45.3%, respectively
•	Fourth quarter GAAP operating margin and non-GAAP operating margin of 23.7% and 26.7%, respectively
•	Fourth quarter GAAP diluted earnings per share of $0.88 and non-GAAP diluted earnings per share of $0.95, respectively
•	Full year 2024 free cash flow of $1.2 billion, a 3X increase year-over-year

“As we continue to navigate this market downturn, our actions over the last four years have proven we are a structurally different company that is well-equipped to navigate prolonged volatility,” said Hassane El-Khoury, president and CEO, onsemi. “While 2025 remains uncertain, we remain committed to our long-term strategy. We will maintain our financial discipline, streamline our operations and continue to deliver high-value, differentiated intelligent power and sensing solutions that position onsemi to emerge even stronger.”

Selected financial results for the quarter are shown below with comparable periods:

	GAAP			Non-GAAP
	Three Months Ended			Three Months Ended
(Revenue and Net Income in millions)	Q4 2024	Q3 2024	Q4 2023	Q4 2024	Q3 2024	Q4 2023

Revenue	$1,722.5	$1,761.9	$2,018.1	$1,722.5	$1,761.9	$2,018.1

Gross Margin	45.2%	45.4%	46.7%	45.3%	45.5%	46.7%

Operating Margin	23.7%	25.3%	30.3%	26.7%	28.2%	31.6%

Net Income attributable to onsemi	$379.9	$401.7	$562.7	$404.2	$423.8	$540.9

Diluted Earnings Per Share	$0.88	$0.93	$1.28	$0.95	$0.99	$1.25

Selected financial results for 2024 and 2023 are shown below:

	GAAP		Non-GAAP
	Year Ended		Year Ended
(Revenue and Net Income in millions)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Revenue	$7,082.3	$8,253.0	$7,082.3	$8,253.0

Gross Margin	45.4%	47.1%	45.5%	47.1%

Operating Margin	25.0%	30.8%	27.9%	32.3%

Net Income attributable to onsemi	$1,572.8	$2,183.7	$1,704.6	$2,256.2

Diluted Earnings Per Share	$3.63	$4.89	$3.98	$5.16

Revenue Summary

($ in millions)

(Unaudited)

	Three Months Ended
Business Segment (1)	Q4 2024	Q3 2024	Q4 2023	Sequential Change	Year-over- Year Change

PSG	$809.4	$829.4	$965.6	(2)%	(16)%

AMG	610.6	653.7	744.8	(7)%	(18)%

ISG	302.5	278.8	307.7	9%	(2)%

Total	$1,722.5	$1,761.9	$2,018.1	(2)%	(15)%

	Year Ended
Business Segment (1)	December 31, 2024	December 31, 2023	Year-over- Year Change

PSG	$3,348.2	$3,880.4	(14)%

AMG	2,609.1	3,057.1	(15)%

ISG	1,125.0	1,315.5	(14)%

Total	$7,082.3	$8,253.0	(14)%

(1)

During the first quarter of 2024, the Company reorganized certain reporting units and its segment reporting structure. As a result of the reorganization of divisions within PSG and AMG, the prior-period amounts have been reclassified to conform to current-period presentation.

FIRST QUARTER 2025 OUTLOOK

The following table outlines onsemi’s projected first quarter of 2025 GAAP and non-GAAP outlook.

	Total onsemi GAAP	Special Items **	Total onsemi Non-GAAP ***

Revenue	$1,350 to $1,450 million	—	$1,350 to $1,450 million

Gross Margin	38.9% to 40.9%	0.1%	39.0% to 41.0%

Operating Expenses	$329 to $344 million	$16 million	$313 to $328 million

Other Income and Expense (including interest expense), net	($14 million)	—	($14 million)

Diluted Earnings Per Share	$0.42 to $0.52	$0.03	$0.45 to $0.55

Diluted Shares Outstanding *	426 million	1 million	425 million

*

Diluted shares outstanding can vary as a result of, among other things, the vesting of restricted stock units, the incremental dilutive shares from the Company’s convertible senior subordinated notes, and the repurchase or the issuance of stock or convertible notes or the sale of treasury shares. In periods when the quarterly average stock price per share exceeds $52.97 for the 0% Notes, and $103.87 for the 0.50% Notes, the non-GAAP diluted share count and non-GAAP net income per share include the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 0% Notes and the 0.50% Notes, respectively. At an average stock price per share between $52.97 and $74.34 for the 0% Notes and $103.87 and $156.78 for the 0.50% Notes, the hedging activity offsets the potentially dilutive effect of the 0% Notes and 0.50% Notes, respectively. In periods when the quarterly average stock price exceeds $74.34 for the 0% Notes, and $156.78 for the 0.50% Notes, the dilutive impact of the warrants issued concurrently with such notes are included in the diluted shares outstanding. GAAP and non-GAAP diluted share counts are based on the average stock price for the month subsequent to the end of the previous quarter.

**

Special items may include: amortization of acquisition-related intangibles; expensing of appraised inventory fair market value step-up; purchased in-process research and development expenses; restructuring, asset impairments and other, net; goodwill and intangible asset impairment charges; gains and losses on debt prepayment; non-cash interest expense; actuarial (gains) losses on pension plans and other pension benefits; and certain other special items, as necessary. These special items are out of our control and could change significantly from period to period. As a result, we are not able to reasonably estimate and separately present the individual impact or probable significance of these special items, and we are similarly unable to provide a reconciliation of the non-GAAP measures. The reconciliation that is unavailable would include a forward-looking income statement, balance sheet and statement of cash flows in accordance with GAAP. For this reason, we use a projected range of the aggregate amount of special items in order to calculate our projected non-GAAP operating expense outlook.

***

We believe these non-GAAP measures provide important supplemental information to investors. We use these measures, together with GAAP measures, for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide in our releases, provide a more complete understanding of factors and trends affecting our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

TELECONFERENCE

onsemi will host a conference call for the financial community at 9 a.m. Eastern Time (EST) on Feb. 10, 2025 to discuss this announcement and onsemi’s results for the fourth quarter of 2024 and fiscal year 2024. The Company will also provide a real-time audio webcast of the teleconference on the Investor Relations page of its website at http://www.onsemi.com. The webcast replay will be available at this site approximately one hour following the live broadcast and will continue to be available for approximately 30 days following the conference call. Investors and interested parties can also access the conference call by pre-registering here.

About onsemi

onsemi (Nasdaq: ON) is driving disruptive innovations to help build a better future. With a focus on automotive and industrial end-markets, the company is accelerating change in megatrends such as vehicle electrification and safety, sustainable energy grids, industrial automation, and 5G and cloud infrastructure. onsemi offers a highly differentiated and innovative product portfolio, delivering intelligent power and sensing technologies that solve the world’s most complex challenges and leads the way to creating a safer, cleaner, and smarter world. onsemi is recognized as a Fortune 500® company and included in the Nasdaq-100 Index® and S&P 500® index. Learn more about onsemi at www.onsemi.com.

# # #

onsemi and the onsemi logo are trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the Company references its website in this news release, information on the website is not to be incorporated herein.

Krystal Heaton	Parag Agarwal

Director, Head of Public Relations	Vice President - Investor Relations & Corporate Development

onsemi	onsemi

(480) 242-6943	(602) 244-3437

Krystal.Heaton@onsemi.com	investor@onsemi.com

This document includes “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated in this document could be deemed forward-looking statements, particularly statements about the future financial performance of onsemi, including financial guidance for the first fiscal quarter of 2025. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” “anticipates,” “should” or similar expressions or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties, and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Certain factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in our 2024 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 10, 2025 (our “2024 Form 10-K”), and from time-to-time in our other SEC reports (including in our 2024 Form 10-K). Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law. Investing in our securities involves a high degree of risk and uncertainty, and you should carefully consider the trends, risks, and uncertainties described in this document, our 2024 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks, or uncertainties actually occurs or continues, our business, financial condition or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended

	December 31, 2024	September 27, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Revenue	$1,722.5	$1,761.9	$2,018.1	$7,082.3	$8,253.0

Cost of revenue	943.4	962.5	1,076.2	3,866.2	4,369.5

Gross profit	779.1	799.4	941.9	3,216.1	3,883.5

Gross margin	45.2%	45.4%	46.7%	45.4%	47.1%

Operating expenses:

Research and development	155.2	151.0	150.2	612.7	577.3

Selling and marketing	70.4	65.4	67.5	273.5	279.1

General and administrative	100.5	95.5	88.6	376.3	362.4

Amortization of acquisition-related intangible assets	13.5	13.0	12.1	52.0	51.1

Restructuring, asset impairments and other charges, net	30.9	29.1	11.4	133.9	74.9

Total operating expenses	370.5	354.0	329.8	1,448.4	1,344.8

Operating income	408.6	445.4	612.1	1,767.7	2,538.7

Other income (expense), net:

Interest expense	(15.3)	(15.7)	(15.8)	(62.3)	(74.8)

Interest income	27.8	28.6	26.3	111.4	93.1

Loss on debt refinancing and prepayment	—	—	—	—	(13.3)

Loss on divestiture of business	—	—	—	—	(0.7)

Other income (expense)	21.4	(3.7)	(11.7)	20.6	(7.2)

Other income (expense), net	33.9	9.2	(1.2)	69.7	(2.9)

Income before income taxes	442.5	454.6	610.9	1,837.4	2,535.8

Income tax provision	(62.7)	(51.9)	(47.5)	(262.8)	(350.2)

Net income	379.8	402.7	563.4	1,574.6	2,185.6

Less: Net (income) loss attributable to non-controlling interest	0.1	(1.0)	(0.7)	(1.8)	(1.9)

Net income attributable to ON Semiconductor Corporation	$379.9	$401.7	$562.7	$1,572.8	$2,183.7

Net income for diluted earnings per share of common stock	$379.9	$401.7	$562.8	$1,572.8	$2,185.0

Net income per share of common stock attributable to ON Semiconductor Corporation:

Basic	$0.89	$0.94	$1.31	$3.68	$5.07

Diluted	$0.88	$0.93	$1.28	$3.63	$4.89

Weighted average common shares outstanding:

Basic	425.4	427.0	428.1	427.4	430.7

Diluted	429.6	431.7	439.5	432.7	446.8

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

(in millions)

	December 31, 2024	September 27, 2024	December 31, 2023

Assets

Cash and cash equivalents	$2,691.3	$2,470.2	$2,483.0

Short-term investments	300.0	300.0	—

Receivables, net	1,160.1	1,070.6	935.4

Inventories	2,242.0	2,242.8	2,111.8

Other current assets	358.6	461.1	382.1

Total current assets	6,752.0	6,544.7	5,912.3

Property, plant and equipment, net	4,361.4	4,383.7	4,401.5

Goodwill	1,587.9	1,587.9	1,577.6

Intangible assets, net	257.9	273.1	299.3

Deferred tax assets	729.9	725.8	600.8

ROU financing lease assets	40.5	41.1	42.4

Other assets	360.2	367.3	381.3

Total assets	$14,089.8	$13,923.6	$13,215.2

Liabilities, Non-Controlling Interest and Stockholders’ Equity

Accounts payable	$574.5	$597.5	$725.6

Accrued expenses and other current liabilities	760.0	734.3	663.2

Current portion of financing lease liabilities	0.3	0.4	0.8

Current portion of long-term debt	—	796.4	794.0

Total current liabilities	1,334.8	2,128.6	2,183.6

Long-term debt	3,345.9	2,547.2	2,542.6

Deferred tax liabilities	37.6	42.8	38.7

Long-term financing lease liabilities	20.7	22.4	22.4

Other long-term liabilities	536.3	578.6	627.3

Total liabilities	5,275.3	5,319.6	5,414.6

ON Semiconductor Corporation stockholders’ equity:

Common stock	6.2	6.2	6.2

Additional paid-in capital	5,372.2	5,321.9	5,210.9

Accumulated other comprehensive loss	(62.4)	(49.1)	(45.2)

Accumulated earnings	8,120.9	7,741.0	6,548.1

Less: Treasury stock, at cost	(4,640.5)	(4,435.9)	(3,937.4)

Total ON Semiconductor Corporation stockholders’ equity	8,796.4	8,584.1	7,782.6

Non-controlling interest	18.1	19.9	18.0

Total stockholders’ equity	8,814.5	8,604.0	7,800.6

Total liabilities and stockholders’ equity	$14,089.8	$13,923.6	$13,215.2

ON SEMICONDUCTOR CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Quarter Ended			Year Ended
	December 31, 2024	September 27, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Cash flows from operating activities:

Net income	$379.8	$402.7	$563.4	$1,574.6	$2,185.6

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	166.6	161.8	160.3	642.9	609.5

Loss on sale or disposal of fixed assets	0.4	4.1	4.3	5.5	11.6

Loss on divestiture of businesses	—	—	—	—	0.7

Loss on debt refinancing and prepayment	—	—	—	—	13.3

Amortization of debt discount and issuance costs	1.9	3.6	2.6	11.1	11.3

Share-based compensation	38.1	32.7	30.7	136.1	121.1

Non-cash asset impairment charges	22.1	—	6.8	37.8	19.5

Change in deferred tax balances	(7.5)	(45.6)	(18.7)	(129.6)	(127.7)

Other	3.0	1.7	(6.2)	10.0	(4.7)

Changes in assets and liabilities	(24.7)	(95.2)	(132.0)	(382.0)	(862.7)

Net cash provided by operating activities	579.7	465.8	611.2	1,906.4	1,977.5

Cash flows from investing activities:

Payments for acquisition of property, plant and equipment	(157.3)	(161.7)	(386.4)	(694.0)	(1,539.1)

Proceeds from sale of property, plant and equipment	5.6	0.3	1.2	6.2	4.0

Payments related to acquisition of business	—	(20.5)	—	(20.5)	(236.3)

Purchase of short-term investments	(300.0)	(300.0)	—	(1,050.0)	—

Proceeds from maturity of short-term investments and available-for-sale securities	300.0	450.0	—	750.0	33.5

Other	—	—	—	(1.5)	—

Net cash used in investing activities	(151.7)	(31.9)	(385.2)	(1,009.8)	(1,737.9)

Cash flows from financing activities:

Proceeds for the issuance of common stock under the ESPP	5.6	6.5	5.9	25.2	25.8

Payment of tax withholding for RSUs	(2.7)	(3.1)	(4.4)	(51.0)	(66.8)

Repurchase of common stock	(204.1)	(200.0)	(300.2)	(654.1)	(564.2)

Issuance and borrowings under debt agreements	—	—	—	—	1,845.0

Repayment of borrowings under debt agreements	—	—	(119.6)	—	(1,723.4)

Payment on principal portion of finance lease obligations	(0.4)	(0.4)	(5.0)	(2.2)	(15.3)

Payment for purchase of bond hedges	—	—	—	—	(414.0)

Proceeds from issuance of warrants	—	—	—	—	242.5

Other	(1.7)	—	(8.9)	(1.7)	(16.1)

Net cash used in financing activities	(203.3)	(197.0)	(432.2)	(683.8)	(686.5)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3.7)	2.4	0.4	(4.4)	(1.1)

Net increase (decrease) in cash, cash equivalents and restricted cash	221.0	239.3	(205.8)	208.4	(448.0)

Beginning cash, cash equivalents and restricted cash	2,472.4	2,233.1	2,690.8	2,485.0	2,933.0

Ending cash, cash equivalents and restricted cash	$2,693.4	$2,472.4	$2,485.0	$2,693.4	$2,485.0

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended
	December 31, 2024	September 27, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Reconciliation of GAAP to non-GAAP gross profit:

GAAP gross profit	$779.1	$799.4	$941.9	$3,216.1	$3,883.5

Special items:

a) Impact of business wind down	—	—	—	—	(3.9)

b) Amortization of acquisition-related intangible assets	1.6	1.6	1.5	6.3	5.7

Total special items	1.6	1.6	1.5	6.3	1.8

Non-GAAP gross profit	$780.7	$801.0	$943.4	$3,222.4	$3,885.3

Reconciliation of GAAP to non-GAAP gross margin:

GAAP gross margin	45.2%	45.4%	46.7%	45.4%	47.1%

Special items:

a) Impact of business wind down	— %	— %	— %	— %	— %

b) Amortization of acquisition-related intangible assets	0.1%	0.1%	0.1%	0.1%	0.1%

Total special items	0.1%	0.1%	0.1%	0.1%	— %

Non-GAAP gross margin	45.3%	45.5%	46.7%	45.5%	47.1%

Reconciliation of GAAP to non-GAAP operating expenses:

GAAP operating expenses	$370.5	$354.0	$329.8	$1,448.4	$1,344.8

Special items:

a) Amortization of acquisition-related intangible assets	(13.5)	(13.0)	(12.1)	(52.0)	(51.1)

b) Restructuring, asset impairments and other, net	(30.9)	(29.1)	(11.4)	(133.9)	(74.9)

c) Third party acquisition and divestiture related costs	(4.8)	(7.4)	0.1	(14.0)	1.3

Total special items	(49.2)	(49.5)	(23.4)	(199.9)	(124.7)

Non-GAAP operating expenses	$321.3	$304.5	$306.4	$1,248.5	$1,220.1

Reconciliation of GAAP to non-GAAP operating income:

GAAP operating income	$408.6	$445.4	$612.1	$1,767.7	$2,538.7

Special items:

a) Amortization of acquisition-related intangible assets	15.1	14.6	13.6	58.3	56.8

b) Restructuring, asset impairments and other, net	30.9	29.1	11.4	133.9	74.9

c) Third party acquisition and divestiture related costs	4.8	7.4	(0.1)	14.0	(1.3)

d) Impact of business wind down	—	—	—	—	(3.9)

Total special items	50.8	51.1	24.9	206.2	126.5

Non-GAAP operating income	$459.4	$496.5	$637.0	$1,973.9	$2,665.2

Reconciliation of GAAP to non-GAAP operating margin (operating income / revenue):

GAAP operating margin	23.7%	25.3%	30.3%	25.0%	30.8%

Special items:

a) Amortization of acquisition-related intangible assets	0.9%	0.8%	0.7%	0.8%	0.7%

b) Restructuring, asset impairments and other, net	1.8%	1.7%	0.6%	1.9%	0.9%

c) Third party acquisition and divestiture related costs	0.3%	0.4%	— %	0.2%	— %

d) Impact of business wind down	— %	— %	— %	— %	— %

Total special items	3.0%	2.9%	1.2%	2.9%	1.5%

Non-GAAP operating margin	26.7%	28.2%	31.6%	27.9%	32.3%

Reconciliation of GAAP to non-GAAP income before income taxes:

GAAP income before income taxes	$442.5	$454.6	$610.9	$1,837.4	$2,535.8

Special items:

a) Amortization of acquisition-related intangible assets	15.1	14.6	13.6	58.3	56.8

b) Restructuring, asset impairments and other, net	30.9	29.1	11.4	133.9	74.9

c) Third party acquisition and divestiture related costs	4.8	7.4	(0.1)	14.0	(1.3)

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

	Quarter Ended			Year Ended
	December 31, 2024	September 27, 2024	December 31, 2023	December 31, 2024	December 31, 2023

d) Impact of business wind down	—	—	—	—	(3.9)

e) Actuarial (gains) losses on pension plans and other pension benefits	(12.2)	—	4.0	(12.2)	4.0

f) Loss on debt refinancing and prepayment	—	—	—	—	13.3

g) Loss on divestiture of businesses	—	—	—	—	0.7

Total special items	38.6	51.1	28.9	194.0	144.5

Non-GAAP income before income taxes	$481.1	$505.7	$639.8	$2,031.4	$2,680.3

Reconciliation of GAAP to non-GAAP net income attributable to ON Semiconductor Corporation:

GAAP net income attributable to ON Semiconductor Corporation	$379.9	$401.7	$562.7	$1,572.8	$2,183.7

Special items:

a) Amortization of acquisition-related intangible assets	15.1	14.6	13.6	58.3	56.8

b) Restructuring, asset impairments and other, net	30.9	29.1	11.4	133.9	74.9

c) Third party acquisition and divestiture related costs	4.8	7.4	(0.1)	14.0	(1.3)

d) Impact of business wind down	—	—	—	—	(3.9)

e) Actuarial (gains) losses on pension plans and other pension benefits	(12.2)	—	4.0	(12.2)	4.0

f) Loss on debt refinancing and prepayment	—	—	—	—	13.3

g) Loss on divestiture of businesses	—	—	—	—	0.7

h) Income taxes	(14.3)	(29.0)	(50.7)	(62.2)	(72.0)

Total special items	24.3	22.1	(21.8)	131.8	72.5

Non-GAAP net income attributable to ON Semiconductor Corporation	$404.2	$423.8	$540.9	$1,704.6	$2,256.2

GAAP net income for diluted earnings per share	$379.9	$401.7	$562.8	$1,572.8	$2,185.0

Non-GAAP net income for diluted earnings per share	$404.2	$423.8	$541.0	$1,704.6	$2,257.5

Reconciliation of GAAP to non-GAAP diluted shares outstanding:

GAAP diluted shares outstanding	429.6	431.7	439.5	432.7	446.8

Special items:

a) Less: dilutive shares attributable to convertible notes	(3.5)	(4.1)	(5.6)	(4.0)	(9.1)

Total special items	(3.5)	(4.1)	(5.6)	(4.0)	(9.1)

Non-GAAP diluted shares outstanding	426.1	427.6	433.9	428.7	437.7

Non-GAAP diluted earnings per share:

Non-GAAP net income attributable to ON Semiconductor Corporation	$404.2	$423.8	$541.0	$1,704.6	$2,257.5

Non-GAAP diluted shares outstanding	426.1	427.6	433.9	428.7	437.7

Non-GAAP diluted earnings per share	$0.95	$0.99	$1.25	$3.98	$5.16

Reconciliation of net cash provided by operating activities to free cash flow:

Net cash provided by operating activities	$579.7	$465.8	$611.2	$1,906.4	$1,977.5

Special items:

a) Payments for acquisition of property, plant and equipment	(157.3)	(161.7)	(386.4)	(694.0)	(1,539.1)

Total special items	(157.3)	(161.7)	(386.4)	(694.0)	(1,539.1)

Free cash flow	$422.4	$304.1	$224.8	$1,212.4	$438.4

Certain of the amounts in the above tables may not total due to rounding of individual amounts.

ON SEMICONDUCTOR CORPORATION

RECONCILIATION OF GAAP VERSUS NON-GAAP DISCLOSURES (Continued)

(in millions, except per share and percentage data)

FREE CASH FLOW

	Quarter Ended
	March 29, 2024	June 28, 2024	September 27, 2024	December 31, 2024	Last Twelve Months

Net cash provided by operating activities	$498.7	$362.2	$465.8	$579.7	$1,906.4

Payments for acquisition of property, plant and equipment	(233.9)	(141.1)	(161.7)	(157.3)	(694.0)

Free cash flow	$264.8	$221.1	$304.1	$422.4	$1,212.4

Revenue	$1,862.7	$1,735.2	$1,761.9	$1,722.5	$7,082.3

SHARE-BASED COMPENSATION

Total share-based compensation related to restricted stock units, stock grant awards and the employee stock purchase plan was as follows:

	Quarter Ended			Year Ended
	December 31, 2024	September 27, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Cost of revenue	$6.5	$6.2	$4.7	$24.6	$18.1

Research and development	6.5	6.1	5.5	24.7	20.5

Selling and marketing	5.9	4.8	4.8	21.3	18.6

General and administrative	19.2	15.6	15.7	65.5	63.9

Total share-based compensation	$38.1	$32.7	$30.7	$136.1	$121.1

SUPPLEMENTAL FINANCIAL DATA

	Quarter Ended			Year Ended
	December 31, 2024	September 27, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Net cash provided by operating activities	$579.7	$465.8	$611.2	$1,906.4	$1,977.5

Free cash flow	$422.4	$304.1	$224.8	$1,212.4	$438.4

Cash paid for income taxes	$53.4	$49.2	$100.8	$347.5	$428.2

Depreciation and amortization	$166.6	$161.8	$160.3	$642.9	$609.5

Less: Amortization of acquisition-related intangible assets	15.1	14.6	13.6	58.3	56.8

Depreciation and amortization (excl. amortization of acquisition-related intangible assets)	$151.5	$147.2	$146.7	$584.6	$552.7

NON-GAAP MEASURES

To supplement the consolidated financial results prepared in accordance with GAAP, onsemi uses certain non-GAAP measures, which are adjusted from the most directly comparable GAAP measures to exclude items related to the amortization of acquisition-related intangibles, expensing of appraised inventory fair market value step-up, inventory valuation adjustments, in-process research and development expenses, restructuring, asset impairments and other, net, goodwill and intangible asset impairment charges, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, tax impact of these items, and certain other non-recurring items, as necessary. Management does not consider the effects of these items in evaluating the core operational activities of onsemi. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results, and evaluate onsemi’s current performance. In addition, the Company believes that most analysts covering onsemi use the non-GAAP measures to evaluate onsemi’s performance. Given management’s and other relevant parties’ use of these non-GAAP measures, onsemi believes these measures are important to investors in understanding onsemi’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in onsemi’s core business across different time periods. These non-GAAP measures are not prepared in accordance with, and should not be considered alternatives or necessarily superior to, GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names.

Non-GAAP Revenue

The use of non-GAAP revenue allows management to evaluate, among other things, the revenue from the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items. In addition, non-GAAP revenue is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate the Company’s revenue generation performance relative to the direct costs of operations of onsemi’s core businesses.

Non-GAAP Gross Profit and Gross Margin

The use of non-GAAP gross profit and gross margin allows management to evaluate, among other things, the gross margin and gross profit of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, amortization of acquisition-related intangible assets, expensing of appraised inventory fair market value step-up, impact of business wind-down and non-recurring facility costs. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our operating performance independent of certain non-cash items and the effects of certain variables unrelated to our overall operating performance.

Non-GAAP Operating Income and Operating Margin

The use of non-GAAP operating income and operating margin allows management to evaluate, among other things, the operating margin and operating income of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally speaking, expensing of appraised inventory fair market value step-up, impact of business wind-down, non-recurring facility costs, amortization and impairments of intangible assets, goodwill and intangible asset impairment charges, third party acquisition and divestiture related costs, restructuring charges and certain other special items as necessary. In addition, it is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our operating performance independent of certain non-cash items and the effects of certain variables unrelated to our overall operating performance.

Non-GAAP Net Income Attributable to onsemi and Non-GAAP Diluted Earnings Per Share

The use of non-GAAP net income attributable to onsemi and non-GAAP diluted earnings per share allows management to evaluate the operating results of onsemi’s core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally, the amortization and impairments of intangible assets, goodwill and intangible asset impairment charges, expensing of appraised inventory fair market value step-up, impact of business wind down, non-recurring facility costs, restructuring, gains and losses on debt prepayment, non-cash interest expense, actuarial (gains) losses on pension plans and other pension benefits, third party acquisition and divestiture-related costs, discrete tax items and other non-GAAP tax adjustments and certain other special items, as necessary. In addition, these items are important components of management’s internal performance measurement and incentive and reward process, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets, and forecasting future results. Management presents these non-GAAP financial measures to enable investors and analysts to understand the results of operations of onsemi’s core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against those of other companies in our industry.

NON-GAAP MEASURES (Continued)

Free Cash Flow

The use of free cash flow allows management to evaluate, among other things, the ability of the Company to make interest or principal payments on its debt. Free cash flow is defined as the difference between cash flow from operating activities and capital expenditures disclosed under investing activities in the consolidated statement of cash flows. Free cash flow is not an alternative to cash flow from operating activities as a measure of liquidity. It is an important component of management’s internal performance measurement and incentive and reward process as it is used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, obtaining targets, and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our financial performance independent of the cash capital expenditures.

Non-GAAP Diluted Share Count

The use of non-GAAP diluted share count allows management to evaluate, among other things, the potential dilution due to the outstanding restricted stock units excluding the dilution from the convertible notes that is covered by hedging activity up to a certain threshold. In periods when the quarterly average stock price per share exceeds $52.97 for the 0% Notes and $103.87 for the 0.50% Notes, the non-GAAP diluted share count includes the anti-dilutive impact of the Company’s hedge transactions issued concurrently with the 0% Notes and the 0.50% Notes, respectively. At an average stock price per share between $52.97 and $74.34 for the 0% Notes and $103.87 and $156.78 for the 0.50% Notes, the hedging activity offsets the potentially dilutive effect of the 0% Notes and the 0.50% Notes, respectively. In periods when the quarterly average stock price per share exceeds $74.34 for the 0% Notes and $156.78 for the 0.50% Notes, the dilutive impact of the warrants issued concurrently with such notes are included in the diluted shares outstanding.